Exhibit 10.50

NOTE PURCHASE AND ASSIGNMENT AGREEMENT

This NOTE PURCHASE AND ASSIGNMENT AGREEMENT (the "Agreement") is dated May 31, 2016, by and between B44, LLC ("Seller"), and Black Forest Capital, LLC, a Wyoming limited liability company with an address of 81 Prospect St., Brooklyn, NY 11201 ("Buyer").

WHEREAS, Cannasys, Inc., a Nevada corporation (the "Company") issued that certain promissory note to the Seller on August 12, 2015, in the principal amount of $50,000.00 (the "Original Note"). The Seller funded $50,000.00 under the Original Note on August 11, 2015. A true and correct copy of the Original Note is attached hereto as Exhibit "A"; and

WHEREAS, at least $50,000.00 (the "Balance") remains outstanding under the Original Note, consisting of $50,000.00 in principal; and

WHEREAS, the Balance is currently outstanding; and

WHEREAS, Seller has been the sole and continuous owner of the Original Note since the issuance date identified above; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from Seller, the Balance.

NOW, THEREFORE, in consideration of the premises and of the terms and conditions herein contained, as well as other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties mutually agree as follows:

PURCHASE AND SALE OF THE ORIGINAL NOTE

Subject to the terms and conditions contained in this Agreement, at the closing ("Closing"), the Seller hereby absolutely and irrevocably sells, assigns, conveys, contributes, and transfers to the Buyer, and the Buyer agrees to purchase from the Seller, the Balance and all Seller's rights thereto, free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description. By its signature hereto, the Company accepts the assignment of the Balance to Buyer and agrees that Buyer may convert the Balance into shares of the Company's common stock.

1. CONSIDERATION

1.1 Purchase Price. The purchase price for the Balance shall be the Buyer's payment of $50,000.00 to the Seller (the "Purchase Price") as set forth below. On or around the date of this Agreement, the Buyer shall deliver the Purchase Price by wire transfer of immediately available funds to Legal & Compliance, LLC's ("Legal & Compliance") IOTA trust account, in accordance with the wiring instructions on Exhibit "B" hereto. Legal & Compliance shall act as escrow agent for the transaction contemplated by this Agreement, in accordance with the terms and conditions of that certain escrow agreement dated May 31, 2016 (the "Escrow Agreement"). The Buyer shall provide irrevocable instructions to Legal & Compliance to release the Purchase Price to the Seller upon Buyer's confirmation that shares to be received by Buyer, pursuant to Buyer's first conversion under the Note (as defined below), have been approved and deposited to the Buyer's Brokerage Clearing Agent. In the event that the Buyer does not receive confirmation that the shares to be received by Buyer, pursuant to Buyer's first conversion under the Note, have been approved and deposited to the Buyer's Brokerage Clearing Agent within twenty (20) trading days after the date that Buyer wired the Purchase Price to Legal & Compliance, then this Agreement and the Note shall automatically terminate and be deemed null and void, the Purchase Price shall be immediately returned to the Buyer by Legal & Compliance, and the Balance shall be immediately returned to the Seller (with the understanding that these will occur immediately upon rejection by Buyer's Brokerage Clearing Agent of Buyer's deposit of shares pursuant to the first conversion of the Note).

2. CLOSING

2.1 Closing Date. The Closing of the transactions contemplated by this Agreement shall take place on or before May 31, 2016 (the "Closing Date"), or at any other mutually agreed upon time by the parties hereto.

2.2 Closing Procedure. The Buyer and the Seller agree that, at or before the Closing Date, they shall perform all such acts and execute and deliver all such documents which are, in the opinion of the Buyer or its counsel, necessary to carry out the terms and conditions of this Agreement, including, but not limited to, the delivery of the Original Note to the Buyer and the payment of the Purchase Price to the Seller, subject to the conditions in Section 1.1 of this Agreement.

2.3 Conditions to Closing. The Closing shall be subject to satisfaction of certain conditions on the Closing Date, including but not limited to (i) the representations and warranties of the Seller contained in Section 3 hereof shall then be true in all respects, (ii) the representations and warranties of the Buyer contained in Section 5 hereof shall then be true in all respects, (iii) the Buyer shall have wired the Purchase Price to Legal & Compliance, and (iv) Legal & Compliance shall have wired the Purchase Price to the Seller pursuant to the terms of the Agreement and Escrow Agreement..

3. REPRESENTATIONS AND WARRANTIES OF SELLER

The Seller hereby represents and warrants as follows:

3.1 Status of the Seller and the Original Note. The Seller is the beneficial owner of the Original Note, and the Original Note is free and clear of all mortgages, pledges, restrictions, liens, charges, encumbrances, security interests, obligations, or other claims. The Original Note is currently outstanding in the amounts described above and the Seller is informed by the Company that the Original Note represents a bona fide debt obligation of the Company.

3.2 Authorization; Enforcement. (i) Seller has all requisite legal right, corporate power, and authority to enter into and perform the Agreement and to consummate the transactions contemplated hereby and to sell the Original Note, in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Seller and the consummation by it of the transactions contemplated hereby (including, without limitation, the sale of the Original Note to the Buyer) have been duly authorized by the Seller and no further consent or authorization of the Seller or its members is required, (iii) this Agreement has been duly executed and delivered by the Seller, and (iv) this Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application.

3.3 Original Note; Amount of Indebtedness. The Seller warrants and represents that the Original Note and the amendments attached hereto are true, correct, and complete copies of the Original Note, that the Original Note have not been amended except by the amendments attached hereto, and that balance outstanding under the Original Note is at least $50,000.00, consisting of $50,000.00 of principal, as of the date hereof, as described above.

3.4 True as of Closing Date. The Seller warrants and represents that the warranties and representations contained in this Section 3 are true and correct in all respects as of the Closing Date.

3.5 No Conflicts. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby (including, without limitation, the sale of the Original Note to the Buyer) will not (i) conflict with or result in a violation of any provision of its certificate of formation or other organizational documents, or (ii) violate or conflict with or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, bond, indenture or other instrument to which Seller is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which Seller is subject) applicable to Seller or the Original Note is bound or affected. The Seller is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

3.6 Sophisticated Seller. Seller is a sophisticated seller with respect to the Original Note, has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Original Note, and has independently and without reliance upon Buyer made its own analysis and decision to enter into this Agreement and sell the Original Note. Seller has been given the opportunity to obtain such information necessary to make an informed decision regarding the sale of the Original Note and for Seller to evaluate the merits and risks of the sale of the Original Note. Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this sale and make an informed decision to sell the Original Note. Seller is not relying on any representation, warranty, covenant, or statement made by the Buyer or the Company in connection with the sale of the Original Note except as contained herein. Seller is not in possession of any material non-public information concerning the Company.

3.7 Title; Rule 144 Matters; Non-Affiliate. Seller has good and marketable title to the Original Note, free and clear of all liens, restrictions, pledges, and encumbrances of any kind. The Seller is not now, and has not been during the preceding 90 days, an officer, director, 10% or more shareholder of the Company or in any other way an "affiliate" of Company, as that term is defined in Rule 144(a)(1) adopted pursuant to the Securities Act of 1933, as amended (the "Securities Act").

3.8 Accredited Investor. The Seller warrants and acknowledges that the Seller is an accredited investor within the meaning of Rule 506 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

4. CONSENT AND ACKNOWLEDGMENT OF THE COMPANY

4.1 The Company, as evidenced by its signature at the foot of this Agreement, hereby represents and warrants that, upon delivery to the Company of the Original Note and this Agreement, the Company shall promptly cause to be issued to and in the name of Buyer one of more new executed Notes (each a "Replacement Note" or "Note"), if requested by the Buyer, to evidence the assignment of the Balance. The Note may contain the same restrictive legend as provided in the Original Note, but no stop transfer order. The Original Note is currently outstanding in the entire amount stated above and represents a bona fide debt obligation of the Company.

4.2 The signature by the Company also represents the Company's agreement to:

(a) treat Buyer as a party to, and having all the rights of the Seller with respect to, the portion of the Original Note acquired by the Buyer pursuant to this Agreement; and

(b) provide the Transfer Agent with a share reservation letter which designates Buyer as the beneficial owner of the Note and reserves a sufficient amount of Common Stock with the Transfer Agent under the Buyer's name to satisfy the Company's reserve obligations under the Note, and to provide the Transfer Agent with any other form of confirmation, through electronic mail or otherwise, to approve of the new reserve amount; and

(c) provide the Transfer Agent with a blanket board resolution approving issuances to the Buyer under the Note in accordance with the notice of conversion(s) provided to the Company and Transfer Agent by the Buyer.

4.3 The Company represents and warrants that the Original Note, as issued to Seller, was duly issued as a "restricted security" and in conformity with a claim of exemption to the registration and qualification requirements provided by Section 4(2) of the Securities Act, and one or more other exemptions as provided by the 1933 Act and applicable state securities laws.

5. REPRESENTATIONS, WARRANTIES, AND ACKNOWLEDGEMENTS OF THE BUYER

The Buyer hereby represents warrants and acknowledges as follows:

5.1 Sophisticated Investor. The Buyer has sufficient knowledge and experience of financial and business matters, is able to evaluate the merits and risks of the purchase of the Original Note, has had substantial experience in previous private and public purchases of securities, has the ability to bear the economic risks of the purchase of the Original Note, and can afford a complete loss of such investment. The Buyer has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the purchase of the Original Note, and has independently and without reliance upon the Seller made its own analysis and decision to enter into this Agreement and purchase the Original Note. Buyer has been given the opportunity to obtain such information necessary to make an informed decision regarding the purchase of the Original Note and for Buyer to evaluate the merits and risks of the purchase of the Original Note. Buyer is not relying on any representation, warranty, covenant, or statement made by the Seller or the Company in connection with the purchase of the Original Note except as contained herein. Buyer is not in possession of any material non-public information concerning the Company.

5.2 Authorization; Enforcement. (i) Buyer has all requisite legal right, corporate power, and authority to enter into and perform the Agreement and to consummate the transactions contemplated hereby and to purchase the Original Note, in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Buyer and the consummation by it of the transactions contemplated hereby (including, without limitation, the purchase of the Original Note by the Buyer) have been duly authorized by the Buyer and no further consent or authorization of the Buyer or its members is required, (iii) this Agreement has been duly executed and delivered by the Buyer, and (iv) this Agreement constitutes a legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application.

5.3 No General Solicitation. The Buyer is not purchasing the Original Note as a result of any advertisement, article, notice, or other communication regarding the Original Note published in any newspaper, magazine, or similar media, or broadcast over the television or radio, or presented at any seminar or any other general solicitation or general advertisement.

5.4 No Conflicts. The execution, delivery and performance of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of its certificate of formation or other organizational documents, or (ii) violate or conflict with or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, bond, indenture or other instrument to which Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which Buyer is subject) applicable to Seller or the Original Note is bound or affected. The Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

5.5 Accredited Investor. The Buyer warrants and acknowledges that the Buyer is an accredited investor within the meaning of Rule 506 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

5.6 True as of Closing Date. The Buyer warrants and represents that the warranties and representations contained in this Section 5 are true and correct in all respects as of the Closing Date.

6. MISCELLANEOUS

6.1 Binding Effect; Benefits. This Agreement shall inure to the benefit of, and shall be binding upon, the Seller and the Buyer hereto and their respective successors and permitted assigns. Except as otherwise set forth herein, this Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by any reason of this Agreement.

6.2 Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or transmitted by telecopy or telex, or upon receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, at the following addresses (or such others as shall be provided in writing hereafter):

(a) If to the Buyer to:

Black Forest Capital, LLC
81 Prospect St.
Brooklyn, NY 11201

(b) If to the Seller to:

B44, LLC
1900 16th Street #230
Denver, CO 80202

6.3 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

6.4 Further Assurances. After the Closing, at the request of either party, the other party shall execute, acknowledge and deliver, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents and take such other action as may be reasonably requested to consummate the transactions contemplated by this Agreement.

6.5 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be part of this Agreement or to affect the meaning or interpretation of this Agreement.

6.6 Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

6.7 Governing Law. This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

6.8 Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforced to the fullest extent permitted by law.

6.9 Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

6.10 Indemnification. Any party hereto, that breaches the representations and warranties contained in this Agreement that pertain to that party, shall indemnify and hold the non-breaching parties harmless from any and all liabilities, claims, lawsuits or costs associated with such liabilities, claims or lawsuits, including attorneys' fees.

6.11 Costs. Each party will bear the costs and expenses incurred by it in connection with this Agreement and the transaction contemplated thereby.

6.12 Additional Assurances. The Seller agrees to furnish to the Buyer, promptly upon the Buyer's written request therefor, such additional documents or instruments, if any, in connection with the sale of the Original Note to the Buyer, the Company or its agent may require that the sale of the Original Note be recorded and recognized as such sale and transfer.

6.13 Attorneys' Fees and Costs. In the event any party to this Agreement shall be required to initiate legal proceedings to enforce performance of any term or condition of this Agreement, including, but not limited to, the interpretation of any term or provision hereof, the payment of moneys or the enjoining of any action prohibited hereunder, the prevailing party shall be entitled to recover such sums in addition to any other damages or compensation received, as will reimburse the prevailing party for reasonable attorneys' fees and court costs incurred on account thereof (including, without limitation, the costs of any appeal) notwithstanding the nature of the claim or cause of action asserted by the prevailing party.

6.14 Survival of Terms. All representations, warranties, and covenants contained in this Agreement or in any certificates or other instruments delivered by or on behalf of the parties hereto shall be continuous and survive the execution of this Agreement and the Closing Date.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SELLER:

B44, LLC

By: /s/ Dave Berlin
Name: Dave Berlin
Title: Manager

BUYER:

BLACK FOREST CAPITAL, LLC

By: /s/ Max Riccio
Name: Max Riccio
Title: Authorized Signer

ACCEPTED AND AGREED:

CANNASYS, INC.

By: /s/ Michael Tew
Name: Michael Tew
Title: Chief Executive Officer

EXHIBIT A

The securities represented by this promissory note have not been registered with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), and are being offered in reliance on exemptions from registration provided in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and preemption from the securities registration or qualification requirements (other than notice filing and fee provisions) of applicable state laws under the National Securities Markets Improvement Act of 1996 or exemption from such state registration requirements.

PROMISSORY NOTE

$50,000.00	August 12, 2015
Denver, Colorado

For value received, CANNASYS, INC., a Nevada corporation (the "Company"), promises to pay to B44, LLC (the "Holder"), the principal sum of Fifty Thousand Dollars ($50,000.00). Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to one percent (1% per annum). This Note is subject to the following terms and conditions.

1. Maturity. This Note will automatically mature and be due and payable on March 1, 2016. Interest shall accrue on this Note but shall not be due and payable until the Maturity Date. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the insolvency of the Company, the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

2. Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of this Note may be made at any time without penalty.

3. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

4. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.

5. Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below or as subsequently modified by written notice.

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6. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon the Company, each Holder and each transferee of any Note.

7. Stockholders, Officers, and Directors Not Liable. In no event shall any stockholder, officer, or director of the Company be liable for any amounts due or payable pursuant to this Note.

8. Counterparts. This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single

COMPANY:

CANNASYS, INC.

By: /s/ Michael A. Tew
Michael A. Tew, CEO

Address:
1720 Bellaire Street, Suite 325
Denver, Colorado 80222

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EXHIBIT B

Account Name:	Legal & Compliance, LLC IOTA Trust Account

ABA Routing Number:	[confidential]

Account Number:	[confidential]

Bank Name:	Wells Fargo Bank, N.A.

Bank Address:	420 Montgomery, San Francisco, CA 94104

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